Exhibit (c)(16)

                                                   STRICTLY PRIVATE & CONFIDENTIAL  Project O2  Response to Ignite | Talking Points  Goldman, Sachs & Co LLC  February 20, 2019

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Response to Ignite

Key Talking Points

- Family pleased that Committee agrees the acquisition of Ignite is critical to the future of the sport and wants to reach terms that are agreeable to all parties
- However, given operating trends (attendance, ratings/viewership, sponsorship, etc), Family also views this as a turnaround situation with all the attendant risks
  - All of risks are being assumed by the Family given they are rolling all of their equity into the combination, which represents the bulk of their net worth while public shareholders get cashed out with value certainty at a high price
  - Committee ask of $54/share doesn't reflect the risks of executing the turnaround and risk of the significant debt burden given the financing requirements of the transaction
- Moreover, Family highlights key near-term and long-term risks to the Ignite standalone plan
  - There is downside risk to Ignite's 2019 estimates; Ignite has missed the top end of its EPS guidance for over five years straight. The actual results were below top of guidance for EPS, which serves as a proxy for the internal management plan.
  - Media rights could actually renew at a lower amount in 2024, particularly given viewership trends, and teams may demand a larger share of the media rights as early as 2020 – either of which would have significant negative value implications for Ignite
  - Growth / turnaround plan that Special Committee previously reviewed was really a Camaro plan and is not executable without their support. For example, industry efforts to develop growth initiatives have struggled, as evidenced by Formula One's OTT strategy (technical bugs, delayed launch until a month after the season already started)

2

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Response to Ignite

Key Talking Points (Cont'd)

- Family proposal of $42/share has already pushed them well beyond the normal operating levels on leverage and greatly stretched ability to pay
  - Proposal requires $1.5bn of debt, resulting in pro forma leverage of over 4.5x
  - Total amount of debt and ensuing leverage ratio are well north of any normal operating level for either business and for the Family – debt amount represents nearly 6x Ignite's EBITDA (Note: Brown & Brown operates at less than 2x gross leverage with an investment grade rating)
- Given these continued weak operating trends (as evidenced by Ignite's fourth quarter results) as well as weaker debt markets (cost of debt has increased over 50bps in three months), Family feels as though its $42/share proposal has already become more expensive, pushing them further out of their comfort zone
- However, Family willing to increase its proposal to $42.50/share as show of good-faith negotiation and in an effort to close this out
  - If Committee is not willing to transact in this neighborhood, Family would rather know now because it is not worth doing any more work – Family would prefer to withdraw their proposal and return to running the business

3

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Selected Key Risks to Ignite Standalone Value

- **Event attendance trends could continue their long-term downward trend** – Ignite admissions revenue is half what it was ten years ago ($236 million in 2008, $112 million in 2018)
- **Viewership continues to decline** at a materially worse rate than other sports (down 45% since 2005)
- **More sponsors could fail to renew their agreements**, and new sponsors could sign agreements at lower rates (as happened in many recent sponsorship losses, or recent notable losses such as DC Solar)
- **Capital expenditure requirements could be significantly larger than expected** in order to modernize the rest of the tracks outside of Daytona and Phoenix
- **Media rights after 2025 could renew at lower amounts** given viewership trends in the sport and lack of profitability from Fox / Comcast perspective
- **Teams could demand larger share of media rights** after 2020, decreasing Ignite's share and therefore its profitability
- Sanction agreement renewal after 2021 could negatively impact the economics of the sport and operating the tracks
- Shift to electrification and ride-sharing could **divert car manufacturer dollars away from motorsports** and into research & development of new cars and new services
- **High leverage and non-investment grade** credit profile increase risk to the shareholders
- **Existing litigation** may create additional expense
- **Standalone Ignite earnings for 2019 could be lower than forecast**, as they have been for each of the last five years

4

 STRICTLY PRIVATE & CONFIDENTIAL  Appendix A:  Supporting Analysis

                                                     STRICTLY PRIVATE & CONFIDENTIAL   FY 2017    FY 2018   Ignite Track RecordBeginning of Year Guidance vs. Actual Results  Note: EBITDA includes cash distributions from equity income.  Guidance Actual  $ ∆ % ∆  $ 680 - $ 695 $ 675  $(20) (2.9)%  $ 241 - $ 252 $ 231  $(21) (8.2)%  $ 1.90 - $ 2.10 $ 1.85  $(0.25) (11.9)%      Guidance Actual  $ ∆ % ∆  Revenue $ 660 - $ 670 $ 671  $ 1 0.2 %  EBITDA $ 234 - $ 245 $ 241  $(4) (1.4)%  EPS $ 1.50 - $ 1.65 $ 1.61  $(0.04) (2.4)%      FY 2014  FY 2015  FY 2016          Guidance Actual  $ ∆ % ∆  Revenue $ 615 - $ 630 $ 652    $ 22 3.5 %  EBITDA $ 206 - $ 218 $ 216    $(2) (0.8)%  EPS $ 1.30 - $ 1.50 $ 1.42    $(0.08) (5.3)%      Guidance Actual  $ ∆ % ∆  $ 615 - $ 630 $ 645  $ 15 2.4%  $ 200 - $ 217 $ 230  $ 13 5.9%  $ 1.30 - $ 1.50 $ 1.44  $(0.06) (4.0)%              Guidance Actual  $ ∆ % ∆  $ 660 - $ 670 $ 661  $(9) (1.3)%  $ 242 - $ 253 $ 239  $(14) (5.6)%  $ 1.45 - $ 1.60 $ 1.48  $(0.12) (7.5)%      6  Supporting Analysis

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Pro Forma Leverage Overview

Nova + Ignite || $42.50 / Share Ignite Offer Price || $2.4bn Financing Need
($ in millions)

Sources	
Rolled Equity in Ignite (14.9mm shares)	$ 634
Nova Cash on Balance Sheet	22
Ignite Cash on Balance Sheet	269
New Revolver	-
New First Lien Term Loan	1,474
Total Source	**$ 2,399**

Uses	
Purchase Ignite Equity (43.4mm FD shares)	$ 1,846
Paydown Nova Debt	114
Paydown Ignite Debt	264
Fees and Expenses	75
Cash to Balance Sheet	100
Total Uses	**$ 2,399**

	Status Quo	Txn. Adj.	Pro Forma	Leverage Multiple: Ignite Standalone	Leverage Multiple: Ignite + Nova	Coupon	Maturity
Cash	$ 22	$ 78	$ 100				
Revolver	36	(36)	0			L + 1.25 %	Aug-23
Private Placement	29	(29)	0			L + 1.25 %	Aug-23
Term Loan	50	(50)	0				
Capital Leases	1	0	1				
New Revolver	0	0	0			L + 3.25 %	5 years
New TLB	0	1,474	1,474			L + 3.25 %	7 years
Total Debt	**$ 116**		**$ 1,476**	**6.0 x**	**4.6 x**		
LTM Adj. EBITDA (as of 30-Jun-2019)				**$ 246**	**$ 324**		
LTM CapEx (as of 30-Jun-2019)				**$ 135**	**$ 153**		
LTM Adj. EBITDA - CapEx (as of 30-Jun-2019)				**$ 111**	**$ 171**		

Note: Assumes PF EBITDA of $324mm as of transaction close (30-Jun-2019) which includes cash distributions from equity investments (~30mm per year). Assumes family roll of 14,919,745 shares, which assumes buyout of 3,488,550 shares held by Brian France for cash. Assumes $100mm in minimum cash and $75mm fees and expenses.

Supporting Analysis 7

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Pro Forma Leverage Overview

Nova + Ignite || $43.00 / Share Ignite Offer Price || $2.4bn Financing Need ($ in millions)

Sources	
Rolled Equity in Ignite (14.9mm shares)	$ 642
Nova Cash on Balance Sheet	22
Ignite Cash on Balance Sheet	269
New Revolver	-
New First Lien Term Loan	1,489
Total Source	**$ 2,421**

Uses	
Purchase Ignite Equity (43.4mm FD shares)	$ 1,867
Paydown Nova Debt	114
Paydown Ignite Debt	264
Fees and Expenses	75
Cash to Balance Sheet	100
Total Uses	**$ 2,421**

	Status Quo	Txn. Adj.	Pro Forma	Leverage Multiple: Ignite Standalone	Leverage Multiple: Ignite + Nova	Coupon	Maturity
Cash	$ 22	$ 78	$ 100				
Revolver	36	(36)	0			L + 1.25 %	Aug-23
Private Placement	29	(29)	0			L + 1.25 %	Aug-23
Term Loan	50	(50)	0				
Capital Leases	1	0	1				
New Revolver	0	0	0			L + 3.25 %	5 years
New TLB	0	1,489	1,489			L + 3.25 %	7 years
Total Debt	**$ 116**		**$ 1,490**	**6.1 x**	**4.6 x**		
LTM Adj. EBITDA (as of 30-Jun-2019)				**$ 246**	**$ 324**		
LTM CapEx (as of 30-Jun-2019)				**$ 135**	**$ 153**		
LTM Adj. EBITDA - CapEx (as of 30-Jun-2019)				**$ 111**	**$ 171**		

Note: Assumes PF EBITDA of $324mm as of transaction close (30-Jun-2019) which includes cash distributions from equity investments (~30mm per year). Assumes family roll of 14,919,745 shares, which assumes buyout of 3,488,550 shares held by Brian France for cash. Assumes $100mm in minimum cash and $75mm fees and expenses.

Supporting Analysis 8

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Pro Forma Leverage Overview

INVESTMENT BANKING DIVISION

Nova + Ignite || $43.50 / Share Ignite Offer Price || $2.4bn Financing Need
($ in millions)

Sources	
Rolled Equity in Ignite (14.9mm shares)	$ 649
Nova Cash on Balance Sheet	22
Ignite Cash on Balance Sheet	269
New Revolver	-
New First Lien Term Loan	1,503
Total Source	**$ 2,443**

Uses	
Purchase Ignite Equity (43.4mm FD shares)	$ 1,889
Paydown Nova Debt	114
Paydown Ignite Debt	264
Fees and Expenses	75
Cash to Balance Sheet	100
Total Uses	**$ 2,443**

	Status Quo	Txn. Adj.	Pro Forma	Leverage Multiple: Ignite Standalone	Leverage Multiple: Ignite + Nova	Coupon	Maturity
Cash	$ 22	$ 78	$ 100				
Revolver	36	(36)	0			L + 1.25 %	Aug-23
Private Placement	29	(29)	0			L + 1.25 %	Aug-23
Term Loan	50	(50)	0				
Capital Leases	1	0	1				
New Revolver	0	0	0			L + 3.25 %	5 years
New TLB	0	1,503	1,503			L + 3.25 %	7 years
Total Debt	**$ 116**		**$ 1,504**	**6.1 x**	**4.6 x**		
LTM Adj. EBITDA (as of 30-Jun-2019)				**$ 246**	**$ 324**		
LTM CapEx (as of 30-Jun-2019)				**$ 135**	**$ 153**		
LTM Adj. EBITDA - CapEx (as of 30-Jun-2019)				**$ 111**	**$ 171**		

Note: Assumes PF EBITDA of $324mm as of transaction close (30-Jun-2019) which includes cash distributions from equity investments (~30mm per year). Assumes family roll of 14,919,745 shares, which assumes buyout of 3,488,550 shares held by Brian France for cash. Assumes $100mm in minimum cash and $75mm fees and expenses.

Supporting Analysis

9

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Pro Forma Leverage Overview

Nova + Ignite || $44.00 / Share Ignite Offer Price || $2.5bn Financing Need
($ in millions)

Sources	
Rolled Equity in Ignite (14.9mm shares)	$ 656
Nova Cash on Balance Sheet	22
Ignite Cash on Balance Sheet	269
New Revolver	-
New First Lien Term Loan	1,517
Total Source	**$ 2,464**

Uses	
Purchase Ignite Equity (43.4mm FD shares)	$ 1,911
Paydown Nova Debt	114
Paydown Ignite Debt	264
Fees and Expenses	75
Cash to Balance Sheet	100
Total Uses	**$ 2,464**

	Status Quo	Txn. Adj.	Pro Forma	Leverage Multiple: Ignite Standalone	Leverage Multiple: Ignite + Nova	Coupon	Maturity
Cash	$ 22	$ 78	$ 100				
Revolver	36	(36)	0			L + 1.25 %	Aug-23
Private Placement	29	(29)	0			L + 1.25 %	Aug-23
Term Loan	50	(50)	0				
Capital Leases	1	0	1				
New Revolver	0	0	0			L + 3.25 %	5 years
New TLB	0	1,517	1,517			L + 3.25 %	7 years
Total Debt	**$ 116**		**$ 1,519**	**6.2 x**	**4.7 x**		
LTM Adj. EBITDA (as of 30-Jun-2019)				**$ 246**	**$ 324**		
LTM CapEx (as of 30-Jun-2019)				**$ 135**	**$ 153**		
LTM Adj. EBITDA - CapEx (as of 30-Jun-2019)				**$ 111**	**$ 171**		

Note: Assumes PF EBITDA of $324mm as of transaction close (30-Jun-2019) which includes cash distributions from equity investments (~30mm per year). Assumes family roll of 14,919,745 shares, which assumes buyout of 3,488,550 shares held by Brian France for cash. Assumes $100mm in minimum cash and $75mm fees and expenses.

Supporting Analysis 10

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Illustrative Fees & Expenses Schedule($ in millions)  GS / BDT Fees  26.0  Debt Fees (2%)  29.5  Other Expenses (incl. DBO, Baker Botts, Wachtell, and any additional debt refinancing costs) 19.5  Total Fees $ 75.0          11  Supporting Analysis

 STRICTLY PRIVATE & CONFIDENTIAL  Appendix B:  Additional Talking Points

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Ignite Valuation Arguments & Rebuttals

1. **Ignite Argument:** Timing of offer is opportunistic
   - Stock fell from low/mid 40s to mid/high 30s after third quarter 2018 earnings
   - Business hasn't materially changed in only one quarter
   - "Right" reference price for a premium should be longer period of time (i.e. based off $40-$45/share)

- **GS Rebuttal**
  - Ignite share price represents the market price for the stock at the time
  - Share prices prior to third quarter earnings are not relevant
  - Third quarter represented material information to the market about underlying performance of the business
  - Most of 2018 was disturbed given rumors of consolidation that commenced around Daytona race in early 2018
  - Ignite shareholders support the transaction – offer is a significant premium (~20%) to the estimated cost basis of $35/share for the top ten shareholders

2. **Ignite Argument:** Media rights will increase in value at next renewal, value of which Nova will capture
   - General industry trend of rights renewing at higher values
   - Other sports are declining in viewership at similar rates but still renewing up

- **GS Rebuttal**
  - Comcast and Fox are losing significant sums on the current deal, hence highly unlikely they would renew higher at higher rates
  - Nova underlying trends are materially worse than other sports – MLB/NBA/NFL down mid single digits over several years (and NFL actually up this year), while Nova down 2-3x that (viewership down 45% since 2005)
  - Moreover, Ignite's current 65% share of the media deal is at risk given funding requirements of the teams; this share likely to be revisited in 2020

Additional Talking Points

13

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Ignite Valuation Arguments & Rebuttals

Cont'd

3 **Ignite Argument:** 2019 trends are strong and stock will be higher

- Some pre-sale indicators are up year-over-year
- 22x P/E multiple is historical 'norm' for Ignite
- Internal management plan 2019 EPS is modestly above the high end of guidance (which is $2.15 EPS), implying stock price of ~$47/share

- **GS Rebuttal**
  - Q4 results were very weak, as was guidance – no evidence of stronger trends
  - Outside of the media deal, which only increases due to contractual escalators, Ignite revenues are shrinking and have been for years
  - Race attendance down an estimated 17% in 2017
  - Admissions revenue at Ignite half of what it was 10 years ago ($236 million in 2008, $112 million today)
  - Numerous sponsorship losses, mostly notably Sprint, Loew's, Target, Home Depot, and 5-hour Energy among recent departures
  - Ignite has a track record of missing numbers – EPS results have been lower than guidance for over five years in a row
  - Given capital requirements at tracks generally, EBITDA-CapEx multiples are only relevant metric; proposal represents 25x 2018 EBITDA-CapEx and is very full – higher than peers and other transactions
  - Moreover, majority of tracks require extensive renovation and capital expenditure (like Daytona and Phoenix) in 2019 and beyond; looking at only a 2019 misses the long-term outlook and value drivers for the business – extremely difficult to execute such investment in the public domain

Additional Talking Points

14

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Ignite Valuation Arguments & Rebuttals

Cont'd

INVESTMENT BANKING DIVISION

4 **Ignite Argument:** Nova has significantly higher ability-to-pay driven by synergies

- Significant synergies from consolidation of Nova/Ignite
- Camaro/growth plan represents $486 million of additional EBITDA – significant value for Nova
- Nova should pay Ignite shareholders more upfront for that value creation

- **GS Rebuttal**
  - Camaro plan not relevant – this transaction is no longer on the table
  - Much of value creation driven by Camaro in that plan – not feasible without them
  - Family is taking all the risk of executing the combined business plan and rolling all of their net worth into the combination, while Ignite shareholders are receiving certain value given all cash consideration
  - Executing the turnaround much more appropriate in private context – such plan cannot be executed for Ignite on its own or as a public company
  - Growth strategies have struggled in the industry (for example, Formula One's continually delayed OTT launch)

5 **Ignite Argument:** Nova can access many sources of capital to increase its price

- Financing need is feasible with numerous options for additional capital
- Nova could raise equity to increase price

- **GS Rebuttal**
  - Family already at the "pin of their collar" to finance $42/share
  - $42 is more expensive today given change in debt markets over past three months
  - $1.5bn of debt is far outside Nova's comfort zone – over 4x leverage; another company where Special Committee members are involved (Brown and Brown) operates at less than 2x gross leverage with an investment grade rating
  - Debt capital has become significantly more expensive (50bps +) since proposal was made over three months ago
  - Family already rolling all their equity; no room to increase equity contribution
  - Third-party equity capital would be the most expensive, and therefore reduce Nova's ability to pay, not increase it

Additional Talking Points

15

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Formula 1 OTT Launch Overview

INVESTMENT BANKING DIVISION

- In early March, Formula 1 announced that its new OTT service would be ready early in the season, which would begin later that month in Melbourne
  - In late March, however, this launch date was delayed; a spokesperson said Formula 1 was doing a "stress test / beta test session" during the Melbourne weekend with "the aim to be fully operational as soon as possible"
- When the product was finally debuted officially at the Spanish Grand Pix race in May 2018, the service faced significant technical issues which interfered with viewers' ability to watch the live stream
  - Issues included substantial buffering, no audio, delays from live linear displays and other delays; similar issues then occurred at the Company's next race at Monaco
  - CEO Chase Carey acknowledged that the launch was plagued by "more glitches than we'd hope for" and noted that 2018 would be a "beta year" for digital initiatives
- Additionally, for the first few months, the service was only available on desktop; it was not until September that Formula 1 began making the streaming service available on mobile
- On the Company's 2018 Q2 earnings call, Carey acknowledged that their goal for the season remains to "improve technology and content of the platform to enable a full commercial launch next season"

Additional Talking Points

16